EXHIBIT 99.1
                                                                    ------------


[SUNTERRA LOGO]




FOR IMMEDIATE RELEASE
APRIL 19, 2007

              SUNTERRA ANNOUNCES SETTLEMENT-IN-PRINCIPLE OF CERTAIN
                        LITIGATION; AMENDS SCHEDULE 14D-9

LAS VEGAS, APRIL 19, 2007 - SUNTERRA CORPORATION (PINK SHEETS: SNRR) today announced it has reached a settlement-in-principle to resolve the actions entitled Caruso v. Sunterra Corp., et al., Case No. A537559 and Saullo v. Benson, et al., Case No. A525433, each filed in the District Court for Clark County, Nevada. As part of the settlement, plaintiffs in these actions will be permitted to apply to the Court for an award of attorneys' fees and costs not to exceed $489,000, and an incentive award to one of the plaintiffs, not to exceed $10,000, for his efforts in connection with the action. The Court will determine the amount of such awards and neither the effectiveness and approval of the settlement, nor the tender offer by Diamond Resorts, LLC for all of the outstanding shares of Sunterra's common stock and subsequent merger, are conditioned upon any award, in any amount, to the plaintiff or his counsel. On April 18, 2007, the Company filed with the Securities and Exchange Commission an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 which includes certain disclosures which Sunterra agreed to make pursuant to this settlement-in-principle. The amendment is available on the SEC's website at www.sec.gov, as well as the Investor Relations section of Sunterra's website at www.sunterra.com.

ABOUT SUNTERRA CORPORATION
Sunterra is one of the world's largest vacation ownership companies with more than 326,000 owner families and 96 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the Company, can be found at www.sunterra.com.

                                      # # #
Contact:
--------

        CONTACT:

        Marilyn Windsor
        (702) 304-7149






FORWARD-LOOKING STATEMENTS; RISK FACTORS

Statements contained in this document that disclose intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Sunterra cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, such statements include the expected benefits and costs of the acquisition; management plans relating to the acquisition; the anticipated timing of filings and approvals relating to the acquisition; the expected timing of the completion of the acquisition; the ability to complete the acquisition considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and other factors include, among others, uncertainties as to the timing of the tender offer and merger, uncertainties as to how many Sunterra stockholders will tender their shares, the risk that competing offers will be made, the possibility that various closing conditions for the acquisition may not be met, and the possibility that expected benefits may not materialize as expected. If the acquisition does not close, Sunterra's stock price may significantly decrease, and Sunterra's business may be materially impacted. Among other things, Sunterra could lose sales, Sunterra's management could be distracted, Sunterra could suffer increased employee attrition, and Sunterra could suffer further delays in complying with its periodic reporting requirements. Other risks and uncertainties are described from time to time in Sunterra's filings with the U.S. Securities and Exchange Commission. Sunterra undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.















                                       2